Exhibit 21.1

LIST OF SUBSIDIARIES

TRINZIC, INC.

The following entities are expected to be subsidiaries of the registrant upon completion of the spin-off (as described in the information statement attached as Exhibit 99.1 to the registration statement of which this Exhibit 21.1 is a part).*

Name of Company	Country of Incorporation
Mission Technologies Defence Pty Ltd	Australia
Mission Technologies Holdings Pty Ltd	Australia
Mission Technologies Intel Pty Ltd	Australia
Mission Technologies Services Pty Ltd	Australia
Solar Mission Technology India Private Limited	India
Kellogg Brown & Root Consultancy (Malaysia) Sdn Bhd	Malaysia
Kellogg France, S.A.	France
KBR GmbH	Germany
Howard Humphreys (Kenya) Limited	Kenya
Kellogg Brown & Root Services LLC	Oman
Affinity Capital Works Limited	United Kingdom
Affinity Flying Services Limited	United Kingdom
Affinity Flying Training Services Ltd.	United Kingdom
AOC International Limited	United Kingdom
Aspire Defence Capital Works J.V.	United Kingdom
Aspire Defence Services Limited	United Kingdom
Aspire Defence Services JV	United Kingdom
Fasttrax Holdings Limited	United Kingdom
Fasttrax Limited	United Kingdom
FTX Logistics Limited	United Kingdom
Granherne Limited	United Kingdom
KBR (Aspire Construction Ventures) Holdings Limited	United Kingdom
KBR (Aspire Construction Ventures) Holdings No. 2 Limited	United Kingdom
KBR (Aspire Construction Ventures) Limited	United Kingdom
KBR (Aspire Construction) Holdings Limited	United Kingdom
KBR (Aspire Construction) Holdings No. 2 Limited	United Kingdom
KBR (Aspire Construction) Limited	United Kingdom
KBR (Aspire Services Ventures) Holdings Limited	United Kingdom
KBR (Aspire Services Ventures) Holdings No. 2 Limited	United Kingdom
KBR (Aspire Services Ventures) Limited	United Kingdom
KBR (Aspire Services) Holdings Limited	United Kingdom
KBR (Aspire Services) Holdings No. 2 Limited	United Kingdom
KBR (Aspire Services) Limited	United Kingdom
KBR (U.K.) Investments Limited	United Kingdom
KBR Employment Services Limited	United Kingdom
KBS Maritime Limited	United Kingdom
Kellogg Brown & Root (U.K.) Limited	United Kingdom

Kellogg Brown & Root Healthcare Trustee Ltd.	United Kingdom
Kellogg Brown & Root International (MWK) Limited	United Kingdom
Kellogg Brown & Root Limited	United Kingdom
Kellogg Brown & Root Overseas Projects Limited	United Kingdom
Overseas Supply Services Limited	United Kingdom
PHOENIX(UK) FUSION LIMITED	United Kingdom
Solar MTS Limited	United Kingdom
Kellogg Brown & Root (Ukraine) LLC	Ukraine
KBR Services Canada ULC	Canada
Labor Support Services Limited	Cayman
Dependable Global Solutions, LLC	United States
Global Logistics Support, LLC	United States
HomeSafe Alliance LLC	United States
KBR Diego Garcia, LLC	United States
KBR Services, LLC	United States
KBR Wyle Services, LLC	United States
Kellogg Brown & Root Services International, Inc.	United States
Kord Technologies, LLC	United States
Mission Technology Solutions, LLC	United States
Solar MTS Holdings LLC	United States
Solar MTS LLC	United States
Solutions Insurance Company	United States
Sustainable System Solutions, LLC	United States
Vinnell Brown & Root, LLC	United States
Wyle Inc.	United States

*    Set forth above are the names of certain controlled subsidiaries, at least 50% owned, directly or indirectly, of Trinzic, Inc.  The names of certain subsidiaries have been omitted from this Exhibit 21.1 in accordance with applicable rules. The omitted subsidiaries, considered in the aggregate as a single subsidiary, did not constitute a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) as of the date of this exhibit.